UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

COHERUS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Senior Secured Term Loan

On August 12, 2026, Coherus Oncology, Inc. (the “Company”), together with certain wholly owned subsidiaries of the Company (collectively with the Company, the “Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Innovatus Life Sciences Lending Fund I, LP, as collateral agent (in such capacity, the “Collateral Agent”), and the other lenders signatory thereto (collectively, the “Lenders”), pursuant to which the Lenders agreed to provide a senior secured term loan facility of $55,000,000 (the “Tranche A Term Loan”) with a maturity in August 2031.

The Company believes that rolling over its senior debt under the Prior Loan Agreement (as defined below) with a limited incremental increase in principal provides several benefits - the most important being extending the maturity of the Company’s outstanding debt beyond the anticipated launch periods for the Company’s pipeline product candidates.  The limited incremental increase in the facility size is also expected to provide greater financial flexibility to support strategic initiatives.  Lastly, as described below, the interest rate under the Loan Agreement is lower than that under the Prior Loan Agreement.

The amounts borrowed under the Loan Agreement accrue interest at a floating per annum rate equal to 4.15% plus the greater of (i) the Prime Rate and (ii) 6.75%. The Loan Agreement provides for interest-only payments on a monthly basis for an initial period of 36 months following the initial funding date, which interest-only period may be extended to 48 months if the Borrowers achieve specified revenue and market capitalization milestones prior to the 36-month anniversary of such funding date. Following the interest-only period, the Borrowers will make consecutive equal monthly payments of principal, together with interest in arrears, over the remaining term of the Loan Agreement.

The Company has the option, but not the obligation, to draw one or more additional tranches of $25,000,000 and $20,000,000, respectively, under certain conditions (together with the Tranche A Term Loan, collectively, the “Term Loans”).

On August 14, 2026 (“Term A Funding Date”), the Company drew the full amount of the Tranche A Term Loan under the Loan Agreement.  A portion of the Tranche A Term Loan proceeds was used to repay all obligations under the Company’s existing senior secured term loan facility (the “Prior Loan Agreement”), which accrued interest at a rate equal to 8.0%, plus a three-month SOFR rate per annum, and was scheduled to mature in May 2029.  The remainder of the Tranche A Term Loan proceeds are to be used for working capital of the Company and to fund general business requirements.

The Company may prepay the Term Loans in full or in part. All prepayments prior to the maturity date will be subject to a prepayment fee of (w) 5.00% of the principal amount of the Term Loans so prepaid, plus the amount of interest that would have accrued on such prepaid amount through the first anniversary of the Term A Funding Date, if paid on or prior to such first anniversary; (x) 4.00% of the principal amount of the Term Loans so prepaid if paid after the first anniversary and on or prior to the second anniversary of the Term A Funding Date; (y) 3.00% of the principal amount of the Term Loans so prepaid if paid after the second anniversary and on or prior to the third anniversary of the Term A Funding Date; and (z) 0.00% of the principal amount of the Term Loans so prepaid if paid after the third anniversary of the Term A Funding Date. Upon the earliest to occur of (i) the maturity date, (ii) the acceleration of the Term Loans or (iii) the prepayment of the Term Loans, the Company is also required to pay a final fee in an amount equal to 4.00% of the aggregate principal amount of the Term Loans funded under the Loan Agreement (or, in the event of a partial voluntary prepayment, the aggregate principal amount of the Term Loans subject to such prepayment). Such final fee will increase to 10.00% if the Company begins an insolvency proceeding and receives debtor-in-possession financing from certain financiers.

The Borrowers are required to pay a facility fee equal to 1.50% of the aggregate principal amount of each Term Loan funded on the applicable funding date.

The Term Loans are secured by a lien on substantially all of the assets of the Borrowers, including intellectual property, subject to certain exclusions and exceptions. The Loan Agreement contains customary representations and warranties, covenants and events of default, including a financial covenant requiring the Borrowers to maintain certain minimum levels of unrestricted cash in collateral accounts.  The Loan Agreement also contains other customary provisions, such as expense reimbursement, as well as indemnification rights for the benefit of the Collateral Agent and the Lenders.

The foregoing description of the material terms of the Loan Agreement is qualified in its entirety by the full terms and conditions of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02Termination of a Material Definitive Agreement.

As described above, on August 14, 2026, the Company repaid all outstanding amounts due under the Prior Loan Agreement. The Prior Loan Agreement was terminated on the same date and all security interests securing amounts borrowed under the Prior Loan Agreement were released and all obligations of the Company under the Prior Loan Agreement were terminated, except those obligations expressly specified in the Prior Loan Agreement as surviving the termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure set forth above under Item 1.01, which disclosure is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Loan and Security Agreement, dated August 12, 2026, by and among the Company, certain wholly owned subsidiaries of the Company, Innovatus Life Sciences Lending Fund I, LP, as collateral agent, and the lenders party thereto

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2026	COHERUS ONCOLOGY, INC.

	By:	/s/ Dennis M. Lanfear
	Name:	Dennis M. Lanfear
	Title:	Chief Executive Officer